UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported) December 14, 2017

C&J Energy Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 325-6000

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Vic Joyce as President, Well Construction and Intervention Services

On December 14, 2017, the board of directors (the “Board”) of C&J Energy Services, Inc. (the “Company”) appointed Mr. Vic Joyce to the role of President, Well Construction and Intervention Services. Mr. Joyce, 68, joined C&J in November 2015 as Vice President and General Manager of Cementing Services. Mr. Joyce has over 42 years of oil field service experience. Mr. Joyce spent nearly 38 years at Schlumberger in numerous operational and management positions of increasing responsibility, most recently having served as Global Account Director from 2004 to April 2012. Mr. Joyce served as Chief Executive Officer of Allied Oil & Gas Services LLC, a cementing and acidizing services business, from April 2012 to April 2014. From April 2014 to October 2015, Mr. Joyce served as an Operating Partner with Intervale Capital, a private equity firm focused primarily on oilfield manufacturing and service companies. There is no arrangement or understanding between Mr. Joyce and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Joyce does not have any family relationships with any of the Company’s executive officers or directors.

Employment Agreement of Mr. Joyce

In connection with Mr. Joyce’s appointment as President, Well Construction and Intervention Services, the Company and Mr. Joyce entered into an employment agreement (the “Joyce Employment Agreement”), effective as of December 14, 2017.

Under the Joyce Employment Agreement, Mr. Joyce will serve as President, Well Construction and Intervention Services for an initial term of three years from the effective date, with a yearly extension of the term to occur each year unless or until Mr. Joyce’s employment terminates in accordance with the terms of the Joyce Employment Agreement.

The Joyce Employment Agreement provides that Mr. Joyce will receive an annual base salary of $325,000 during the term of his employment, which amount is subject to annual review and may be increased. Mr. Joyce will be eligible to receive an annual (i) short-term incentive cash bonus at a target level of 65 percent of his annual base salary for each full calendar year beginning on or after January 1, 2018 that he is employed by the Company in which the Company achieves certain targets as set forth by the Compensation Committee of the Board, and (ii) long-term equity compensation awards at a target award level of 200% of Mr. Joyce’s then effective base salary, in each case in an amount and subject to the terms and conditions determined by the Compensation Committee in its sole discretion. In addition, Mr. Joyce is eligible to receive employee benefits for him and his eligible family members that the Company ordinarily provides to similarly situated employees.

The Joyce Employment Agreement provides for the following severance payment and benefits:

•	If Mr. Joyce is terminated without cause (not in connection with a death or permanent disability) (each term as defined in the Joyce Employment Agreement), in each case, outside of the Protected Period (which, with respect to Mr. Joyce, is the period beginning three months prior to the effective date of a change of control and ending on the one year anniversary of the effective date of such change of control), then he will be eligible to receive: (i) accrued but unpaid base salary and vacation (the “Accrued Obligations”), unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs, and (ii) subject to Mr. Joyce’s execution of a release and compliance with certain restrictive covenants specified in the Joyce Employment Agreement (including a noncompetition restriction that will exist for a period of two years following the termination event) (a) lump sum payment of an amount equal to one times the sum of (1) his annualized base salary in effect on the date of termination and (2) his target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the 18 month period beginning on the date of termination, assuming that Mr. Joyce and his eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18 month period).

•

If Mr. Joyce is terminated by the Company without cause during the Protected Period, then Mr. Joyce will be eligible to receive (in lieu of the ordinary severance payments and benefits described above):

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(i) the Accrued Obligations, unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs and (ii) subject to Mr. Joyce’s execution of a release and compliance with certain restrictive covenants specified in the Joyce Employment Agreement (including a noncompetition restriction that will exist for a period of one year following the termination event), (a) lump sum payment of an amount equal to one times the sum of (1) his annualized base salary in effect on the date of termination and (2) his target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the three year period beginning on the date of termination, assuming that Mr. Joyce and his eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three year period).

•	If Mr. Joyce is terminated by reason of death or permanent disability, then he will be eligible to receive: (i) the Accrued Obligations, unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs, and (ii) timely payment or provision of any and all benefit obligations provided under Section 3.4 of the Joyce Employment Agreement (which includes, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are payable in the event of his death or permanent disability.

The foregoing description of the Joyce Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 hereto, respectively, and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 14, 2017, the Board approved certain amendments to (i) the Company’s Corporate Code of Business Conduct and Ethics and (ii) the Company’s Financial Code of Ethics (together, the “Codes”) as part of the Board’s normal periodic review of the Company’s corporate policies and practices. The changes to the Codes bolster the Company’s strong corporate governance platform, reflecting the Company’s commitment to having sound corporate governance policies and practices, with enhancements that strengthen the Company’s prior Codes and provide additional detail regarding the Company’s expectations with respect to the ethical and legally compliant conduct of its employees, officers and directors. The Codes, as amended, also contain certain administrative and non-substantive changes, including with respect to readability.

The foregoing description of the Codes are not complete and are qualified in their entirety by reference to the complete text of the amended Corporate Code of Business Conduct and Ethics and the amended Financial Code of Ethics, copies of which are filed as Exhibit 14.1 and Exhibit 14.2 hereto, respectively, and incorporated herein by reference. The full text of the Codes are also available in the Compliance and Ethics section of the Company’s website at www.cjenergy.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between C&J Energy Services, Inc. and Vice Joyce.

14.1	Corporate Code of Business Conduct and Ethics

14.2	Financial Code of Ethics

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 18, 2017

C&J ENERGY SERVICES, INC.

By:	/s/ Danielle Hunter
Name:	Danielle Hunter
Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

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